Exhibit 1

JOINT FILING AGREEMENT
PURSUANT TO RULE 13d-1(k)
In accordance with Rule 13d-1(k), the undersigned acknowledge and agree that the foregoing statement on Schedule 13D with respect to the Common Stock, par value $0.01 per share, of Forward Industries, Inc. is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning such person contained herein or therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that such person knows or has reason to believe that such information is inaccurate.
Dated this 18th day of September 2025.

Galaxy Digital LP

By: Galaxy Digital GP LLC, general partner

By:	/s/ Michael E. Novogratz
Name: Michael E. Novogratz
Title: Authorized signatory

Galaxy Digital GP LLC

By:	/s/ Michael E. Novogratz
Name: Michael E. Novogratz
Title: Authorized signatory

Galaxy Digital Holdings LP

By: Galaxy Digital Inc., general partner

By:	/s/ Michael E. Novogratz
Name: Michael E. Novogratz
Title: Authorized signatory

Galaxy Digital Inc.

By:	/s/ Michael E. Novogratz
Name: Michael E. Novogratz
Title: Authorized signatory

Galaxy Group Investments LLC

By:	/s/ Michael E. Novogratz
Name: Michael E. Novogratz
Title: Authorized signatory

By:	/s/ Michael E. Novogratz
Michael E. Novogratz